UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 15, 2019 (October 15, 2019)

Date of Report (Date of earliest event reported)

Commission File Number

Exact name of registrant as specified in its charter;

State or other jurisdiction of incorporation or organization

Address of principal executive offices

Registrant’s telephone number, including area code

IRS Employer Identification No.

333-90553	MIDAMERICAN FUNDING, LLC (An Iowa Limited Liability Company) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580 (515) 242-4300	47-0819200

333-15387	MIDAMERICAN ENERGY COMPANY (An Iowa Corporation) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580 (515) 242-4300	42-1425214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On October 15, 2019, MidAmerican Energy Company (the “Company”) issued $250,000,000 principal amount of the Company’s 3.65% First Mortgage Bonds due 2029 and $600,000,000 principal amount of the Company’s 3.15% First Mortgage Bonds due 2050 (collectively, the “First Mortgage Bonds”). The First Mortgage Bonds were offered and sold pursuant to the provisions of an underwriting agreement (the “Underwriting Agreement”) among the Company, Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives for several underwriters (collectively, the “Underwriters”) dated as of October 1, 2019. The Underwriting Agreement contains certain customary representations, warranties and covenants concerning the Company and the registration statement relating to the offering of the First Mortgage Bonds. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The First Mortgage Bonds were issued pursuant to the Indenture dated as of September 9, 2013 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended by the First Supplemental Indenture dated as of September 19, 2013, as supplemented by the Eighth Supplemental Indenture, dated as of January 9, 2019, as amended by Amendment Number 1 thereto, dated as of October 15, 2019 (as so amended, the “Eighth Supplemental Indenture”), and as further supplemented by the Ninth Supplemental Indenture, dated as of October 15, 2019 (the “Ninth Supplemental Indenture”).

The First Mortgage Bonds are secured by a first mortgage lien on substantially all of the Company’s electric generating, transmission and distribution property within the State of Iowa, subject to certain exceptions and permitted encumbrances, created by a Mortgage, Security Agreement, Fixture Filing and Financing Statement dated as of September 9, 2013, from the Company to The Bank of New York Mellon Trust Company, N.A., as collateral trustee, as may be amended or supplemented from time to time.

The First Mortgage Bonds are secured equally and ratably with the Company’s currently outstanding senior notes as required by the terms of the indentures under which such senior notes were issued, and with all of the Company’s other first mortgage bonds from time to time outstanding. The Company intends to use an amount equal to the net proceeds of the First Mortgage Bonds to finance capital expenditures, disbursed during the period from December 20, 2018 to July 15, 2019, with respect to investments in the Company’s 2,000 megawatt (nameplate capacity) Wind XI project, the Company’s 590 megawatt (nameplate capacity) Wind XII project and the repowering of certain of the Company’s existing wind facilities, which were previously financed with the Company’s general funds.

The First Mortgage Bonds will be redeemable prior to maturity, under the terms and conditions set forth in the Eighth Supplemental Indenture or the Ninth Supplemental Indenture, as applicable.

The descriptions of the Underwriting Agreement, the Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the First Mortgage Bonds are qualified in their entirety by reference to the Underwriting Agreement, the Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the specimen global certificates evidencing each series of the First Mortgage Bonds, copies of which are filed as exhibits to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 1, 2019

4.1	Indenture, dated as of September 9, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 13, 2013)

4.2	Eighth Supplemental Indenture, dated as of January 9, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated January 9, 2019)

4.3	Amendment Number 1 to the Eighth Supplemental Indenture, dated as of October 15, 2019

4.4	Ninth Supplemental Indenture, dated as of October 15, 2019

4.5	Specimen of the 3.65% First Mortgage Bonds due 2029 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated January 9, 2019)

4.6	Specimen of the 3.15% First Mortgage Bonds due 2050 (included in Exhibit 4.4 hereto)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Jeffery B. Erb

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Jeffery B. Erb (included in Exhibit 5.2 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN FUNDING, LLC
MIDAMERICAN ENERGY COMPANY
(Registrant)
Date: October 15, 2019
/s/ Thomas B. Specketer
Thomas B. Specketer
Vice President and Controller of MidAmerican Funding, LLC and
Vice President and Chief Financial Officer of
MidAmerican Energy Company